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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      HEALTHCARE REALTY TRUST INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)


Maryland                                    62-1507028
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700
Nashville, Tennessee                                       37203
(Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. X
                                                  -----

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
                                                   -----

Securities Act registration statement file number to which this form relates:
333-59907 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class                             Name Of Each Exchange On Which
To Be So Registered:                            Each Class Is To Be Registered:

   8 7/8% Series A Voting Cumulative
   Preferred Stock,  $.01 par value                 New York Stock Exchange
   -----------------------------------            ----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
                     --------------------------------------


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the 8 7/8% Series A Voting Cumulative Preferred Stock, par value $.01 per share, which is to be registered hereunder is contained under the caption "Description of Healthcare Realty Preferred Stock" in the Joint Proxy Statement-Prospectus, forming a part of the Registration Statement on Form S-4 (File No. 333-59907) of the Registrant, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and is incorporated by reference herein.

ITEM 2.  EXHIBITS.

         2 Plan and Agreement of Merger, dated as of June 8, 1998, by and among the Registrant, HR Acquisition I Corporation, and Capstone Capital Corporation (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K, filed on June 12, 1998).

         3.1 Second Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11, Registration No. 33-60506).

         3.2 Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, Registration No. 33-72860).

         3.3 Form of Articles Supplementary of the Registrant classifying the 8 7/8% Series A Voting Cumulative Preferred Stock (incorporated by reference to
Exhibit 3.3 to the Registrant's Registration Statement on Form S-4, Registration No. 333-59907).

         4.1 Specimen Certificate of the Registrant's 8 7/8% Series A Voting Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-4, Registration No. 333-59907).

         4.2 "Description of Healthcare Realty Preferred Stock" (incorporated by reference to the Joint Proxy Statement-Prospectus, forming a part of the Form S-4 Registration Statement (File No. 333-59907) of the Registrant) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          HEALTHCARE REALTY TRUST
                                          INCORPORATED



Date: July 31, 1998                       By:  /s/ David R. Emery
                                               ------------------
                                               David R. Emery
                                               Chairman, President and Chief
                                               Executive Officer







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                                 EXHIBIT INDEX

  Exhibit                           Description
  -------                           -----------
    2        Plan and Agreement of Merger, dated as of June 8, 1998, by and among the Registrant, HR Acquisition I Corporation, and Capstone
             Capital Corporation (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K, filed on June 12,
             1998).

    3.1      Second Articles of Amendment and Restatement of the Registrant
             (incorporated by reference to Exhibit 3.1 to the Registrant's
             Registration Statement on Form S-11, Registration No. 33-60506).

    3.2 Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
             Statement on Form S-11, Registration No. 33-72860).

    3.3 Form of Articles Supplementary of the Registrant classifying the 8 7/8% Series A Voting Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant's Registration
             Statement on Form S-4, Registration No. 333-59907).

    4.1      Specimen Certificate of the Registrant's 8 7/8% Series A Voting
             Cumulative Preferred Stock (incorporated by reference to Exhibit
             4.2 to the Registrant's Registration Statement on Form S-4,
             Registration No. 333-59907).

    4.2 "Description of Healthcare Realty Preferred Stock" (incorporated by reference to the Joint Proxy Statement-Prospectus forming a part of the Form S-4 Registration Statement of the Registrant, File No. 333-59907) filed with the Securities and Exchange
             Commission under the Securities Act of 1933, as amended.